NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE COMPANY, IS AVAILABLE.

No.  W-______

SPLINTERNET HOLDINGS, INC.
(a Delaware corporation)

Warrant for the Purchase of _________ Shares
of Common Stock, par value $.001 per share

Void after 11:59 p.m., Eastern Time, on ______________

SPLINTERNET HOLDINGS, INC., a Delaware corporation (the “Company”), hereby certifies that ______________________ (the “Holder”), for value received, is entitled, subject to the provisions of this Warrant, to purchase from the Company at any time, or from time to time during the period commencing as of the date hereof and expiring at 11:59 p.m., Eastern Time, on _________________ (the “Expiration Date”), up to ___________ fully paid and non-assessable shares of Common Stock at a price of $_______ per share (the “Exercise Price”).

The term “Common Stock” means the common stock, par value $.001 per share, of the Company as constituted on the date hereof (the “Base Date”), together with any other equity securities that may be issued by the Company in respect thereof or in substitution therefor.  The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth.  The shares of Common Stock deliverable or delivered upon such exercise, as adjusted from time to time, are hereinafter referred to as “Warrant Stock”.

Section 1. Exercise of Warrant.  This Warrant may be exercised, subject to the requirements set forth below, in whole, or in part, at any time during the period commencing as of the date hereof and expiring at 11:59 p.m., Eastern Time, on the Expiration Date set forth above, by presentation and surrender of this Warrant certificate to the Company at its principal office, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the aggregate Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant certificate for cancellation, execute and deliver a new Warrant certificate evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.  The Holder shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.  The Company shall promptly thereafter issue certificate(s) evidencing the Common Stock so purchased.

Section 2. Reservation of Shares.  The Company shall at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and other securities) from time to time receivable upon exercise of this Warrant.  All such shares (and other securities) shall be duly authorized and, when issued upon exercise, shall be validly issued, fully paid and non-assessable.

Section 3. No Fractional Shares.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

Section 4.  Assignment and Transfer.  Neither this Warrant nor the Warrant Stock or any other security issued or issuable upon exercise of this Warrant may be transferred except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or an opinion of counsel reasonably acceptable to the Company that such registration is not required.  Subject to such transfer conditions, this Warrant and the Warrant Stock are transferable, in whole or in part, without charge to the Holder, upon surrender of this Warrant with a properly executed assignment at the principal office of the Company.

Section 5. Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate, and (in the case of loss, theft or destruction) of satisfactory indemnification, and upon surrender and cancellation of this Warrant certificate, if mutilated, the Company shall execute and deliver a new Warrant certificate of like tenor and date.

Section 6. Rights of the Holder.  The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, unless and until this Warrant is exercised.  The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

Section 7. Anti-Dilution Provisions.

7.1 Stock Splits, Dividends, Etc.

7.1.1  If the Company shall at any time subdivide its outstanding shares of Common Stock (or other securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased.  Any such adjustment and adjustment to the Exercise Price pursuant to this Section shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.

7.1.2  Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section, the Exercise Price shall be adjusted to the nearest cent by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

7.2 Adjustment for Reorganization, Consolidation, Merger, Etc.  In case of any reorganization of the Company (or any other company, the securities of which are at the time receivable on the exercise of this Warrant) after the Base Date or in case after such date the Company (or any such other company) shall consolidate with or merge into another Company or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property received upon the exercise of this Warrant after such consummation.

7.3 Certificate as to Adjustments.  In each case of an adjustment in the number of shares of Common Stock receivable on the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate executed by an officer of the Company setting forth such adjustment and showing the facts upon which such adjustment is based.  The Company shall forthwith mail a copy of each such certificate to the Holder.

Section 8. Legends and Stop Transfer Orders.   The Warrant Stock to be received upon exercise of this Warrant shall be considered restricted securities and certificates representing such shares shall contain restrictive legends and stop transfer instructions will be placed with the Company’s transfer agent regarding such shares of Warrant Stock.  The Holder of this Warrant  and any transferee hereof or of the Warrant Stock issuable upon the exercise of the Warrant certificate, by their acceptance hereof, hereby understand and agree that the Warrant, and the Shares issuable upon the exercise hereof, have not been registered under either the Act or any applicable state securities laws.   The stock certificates of the Company that will evidence the shares of Common Stock with respect to which this Warrant may be exercisable will be imprinted with a conspicuous legend in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for these securities under the Securities Act of 1933 or an opinion of the Company’s counsel that registration is not required under said Act.”

  Section 9. Miscellaneous.

9.1 Modification and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

9.2 Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be sent by mail, postage prepaid, to the Holder at its address as shown on the books of the Company or to the Company at its principal place of business, or to such other address as may be duly given to the Holder.

9.3 Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

9.4 Entire Agreement.  This Warrant is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.

This Warrant supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, this Warrant has been executed by the Company as of the _____ day of ______________, _____.

SPLINTERNET HOLDINGS, INC.

By:
Name:James C. Ackerly
Title:President

WARRANT EXERCISE FORM

The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ______________ shares of Common Stock of SPLINTERNET HOLDINGS, INC. and hereby makes payment of $________________  in payment therefor.

[INSTRUCTIONS FOR ISSUANCE OF STOCK]

Name:	___________________________________________________

Address:	___________________________________________________

___________________________________________________

Soc. Sec. or
Tax Id. No.           ___________________________________________________

Date:	____________________________

__________________________________________
[Print Name of Holder]

__________________________________________
[Signature and Title]

ASSIGNMENT FORM

FOR  VALUE  RECEIVED, the undersigned Holder, hereby  sells assigns and transfers to:
______________________________________________________________ whose address is ________________________________________________________________ the within  Warrant, together with all rights title and interest therein, and does hereby irrevocably constitute and appoint   ____________________________, attorney, to  transfer  such  Warrant  on  the books  of  the  within  named  Company,  with  full  power  of  substitution.

Date:	____________________________

__________________________________________
[Print Name of Holder]

__________________________________________
[Signature and Title]

Medallion Guarantee:

____________________________________